UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2018

ProLung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38362	20-1922768
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

757 East South Temple, Suite 150
Salt Lake City, Utah	84102
(Address of Principal Executive Offices)	(Zip Code)

(801) 736-0729

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

[ ]	Emerging growth Company

[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On November 1, 2018, the board of directors (the “Board”) of ProLung, Inc. (the “Company”), following a deliberative review of the Company’s quorum requirements, adopted Amendment No. 1 (the “Amendment”) to the First Amended and Restated Bylaws of the Company (the “Bylaws”). The Amendment was effective immediately and provides that a quorum exists when the holders of shares of common stock of the Company (the “Common Stock”) having at least one-third of the votes which could be cast by the holders of all outstanding shares of Common Stock entitled to vote at each meeting of stockholders, are present in person or represented by proxy.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment No. 1 to the Bylaws of ProLung, Inc., dated November 1, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2018	ProLung, Inc.

	By:	/s/ Jared Bauer
	Name:	Jared Bauer
	Title:	Interim Chief Executive Officer

EXHIBIT INDEX

3.1	Amendment No. 1 to the Bylaws of ProLung, Inc., dated November 1, 2018.